Exhibit 10.3

PHASE FORWARD INCORPORATED
2004 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Grantee:  ____________________________

Number of Restricted Stock Units:  ____________

Grant Date:  __________________

Phase Forward Incorporated (the “Company”) has selected you to receive an award of Restricted Stock Units identified above, subject to the terms set forth on Appendix A hereto and the provisions of the Phase Forward Incorporated 2004 Stock Option and Incentive Plan (the “Plan”) and the attached Statement of Terms and Conditions.

Please indicate your acceptance of this Agreement by signing below and returning it promptly to the Company, to the attention of                       .

PHASE FORWARD INCORPORATED

By:
Title:

I hereby accept the award of Restricted Stock Units and agree to the terms and conditions thereof as set forth in the Plan and the attached Statement of Terms and Conditions.  [*I hereby further waive any rights that I may have under my Executive Agreement with the Company dated                        with respect to any accelerated vesting of any Restricted Stock Units granted herein in the event of any Change in Control of the Company.] By accepting this award, I agree to comply with all Company policies relating to transactions in (including without limitation purchases, sales and transfers), and retention of, Company securities with respect to any Company securities held or to be acquired by me.

Dated:
Grantee’s Signature

Grantee’s Name and Address

* For executives only.

Appendix A

1.  Vesting Schedule

Percentage of Units Vested	Vesting Date
50%	Second Anniversary of Grant Date

75%	Third Anniversary of Grant Date

100%	Fourth Anniversary of Grant Date

2.  Acceleration Events

(a)                                  In the event of a Change in Control, the Restricted Stock Units shall vest as follows:

•                  On the effective date of the Change in Control, the number of units that vest shall be determined by multiplying the number of Restricted Stock Units subject to the Award by the product of 2.083% and the number of full months that have elapsed since the Grant Date, [*plus          ] reduced by the units that have previously vested pursuant to the vesting schedule set forth above.

•                  The remaining Restricted Stock Units shall vest on each subsequent anniversary of the Grant Date through the fourth anniversary, measured pro rata monthly from the effective date of Change in Control over the number of months (rounded up) remaining between the date of Change in Control and the fourth anniversary of the Grant Date.

[*Notwithstanding the foregoing, all remaining Restricted Stock Units shall vest in the event that within the 12-month period following a Change in Control, the Grantee is terminated by the Company for any reason other than Cause, death, or Disability or the Grantee notifies the Company in writing of his resignation within sixty (60) days after any event constituting Good Reason and describes with reasonable specificity such event.]

*(b)                          In the event the Grantee dies while employed or ceases to be employed by the Company on account of Disability, the Restricted Stock Units shall vest as follows:

•                  On the date the Grantee ceases to be employed by the Company, the number of units that vest shall be determined by multiplying the number of Restricted Stock Units by the product of          % and the number of full months that have elapsed since the Grant Date plus 12.

*(c)                           In the event the Grantee’s employment is terminated by the Company for any reason other than Cause, death or Disability or the Grantee terminates his/her employment for Good Reason, in either case either before a Change in Control or after the 12-month period following a Change in Control, the Restricted Stock Units shall vest as follows:

•                  On the date the Grantee ceases to be employed by the Company, the number of units that vest shall be determined by multiplying the number of Restricted Stock Units by the product of          % and the number of full months that have elapsed since the Grant Date.

* If applicable

* If applicable

STATEMENT OF TERMS AND CONDITIONS

Preamble.  This Statement contains the terms and conditions of an award (“Award”) of Restricted Stock Units (“Restricted Stock Units”) made to the Grantee identified in the Restricted Stock Unit Award Agreement attached hereto pursuant to the Plan.  Each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Stock”) on the vesting date of that unit.

Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he/she shall have accepted this Award by signing and delivering to the Company a copy of the Restricted Stock Unit Award Agreement within 30 days of the Grant Date indicated on such agreement.

Restrictions and Conditions.

This Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of Restricted Stock Units granted herein, all Restricted Stock Units shall immediately and automatically be forfeited and returned to the Company.

The Grantee shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Stock subject to the Award until the Grantee becomes a record holder of those shares of Stock following their actual issuance pursuant to Section 6 of this Agreement.

Vesting of Restricted Stock Units.

The term “vest” as used in this Statement means the lapsing of the restrictions that are described in this Statement with respect to the Restricted Stock Units.  The Restricted Stock Units shall vest in accordance with the schedule set forth in Section 1 of Appendix A to the Restricted Stock Unit Award Agreement so long as the Grantee remains an employee of the Company or a Subsidiary on each vesting date.

Notwithstanding the foregoing, the Grantee shall become vested in the Restricted Stock Units prior to the vesting dates set forth in Section 1 of Appendix A to the Restricted Stock Unit Award Agreement in certain circumstances as described in Section 2 of Appendix A.

Dividend Equivalents.

(a) If on any date the Company shall pay any dividend on shares of Stock of the Company, the number of Restricted Stock Units credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to the Grantee on such dividend payment date;

X = the aggregate number of Restricted Stock Units credited to the Grantee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

(b)     In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been awarded to the Grantee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock.  Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.

Receipt of Shares of Stock.

(a) The Restricted Stock Units in which the Grantee vests in accordance with the vesting schedule set forth in Appendix A will be issuable in the form of shares of Stock immediately upon vesting, subject to the collection of the minimum withholding taxes in accordance with the mandatory share withholding provision of Section 9 of this Agreement.

(b)     Once a stock certificate (or electronic transfer) has been delivered to the Grantee in respect of the Restricted Stock Units, the Grantee will be free to sell the shares of Stock evidenced by such certificate (or electronic transfer), subject to applicable requirements of federal and state securities law and the Company’s insider trading policy.

Definitions.*  As used in this Agreement, the following terms shall have the meanings set forth herein:

“Board” shall mean Board of Directors of the Company.

“Cause” shall mean any one or more of the following:  (i) Grantee’s willful failure or refusal (except due to Disability or a condition reasonably likely to be deemed a Disability with the passage of time) to perform substantially his/her duties on behalf of the Company for a period of thirty (30) days after receiving written notice identifying in reasonable detail the nature of such failure or refusal; (ii) Grantee’s conviction of, entry of a plea of guilty or nolo contendere to, or admission of guilt in connection with a felony; (iii) disloyalty, willful misconduct or breach of fiduciary duty by Grantee which causes material harm to the Company; or (iv) Grantee’s willful violation of any confidentiality, developments or non-competition agreement which causes material harm to the Company.  Notwithstanding the foregoing, Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board (excluding Grantee if he/she is a Director) at a meeting of the Board called and held for (but not necessarily exclusively for) that purpose (after reasonable notice to Grantee and an opportunity for Grantee, together with counsel of his/her choice, to be heard by the Board) finding that Grantee has, in the good faith opinion of the Board, engaged in conduct constituting Cause and specifying the particulars thereof in reasonable detail.

“Change in Control” shall mean the occurrence of any of the following events:

The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”) immediately prior to such transaction;

The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

* Delete any definitions that do not apply.

Any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock (whether in a market transaction or otherwise) or other transaction or event acquires securities representing 30% or more of the Voting Stock of the Company, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the Voting Stock of the Company;

The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing under or in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors of the Company at the beginning of any such period;

provided, however, that a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the Voting Stock, or (3) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if (A) the Company is the surviving company in a transaction described in subparagraph 6(c)(i), (B) a majority of the Board of Directors of the surviving company is comprised of the members of the Board of the Company immediately prior to such transaction and remains so for at least twelve (12) months thereafter, and (C) the President and Chief Executive Officer of the surviving company immediately after the effective date of the transaction is the President and Chief Executive Officer of the Company immediately prior to such transaction and remains so for at least twelve (12) months thereafter or until his/her voluntary resignation, if earlier.

“Disability” shall mean any physical or meant disability that renders Grantee unable to perform his/her essential job responsibilities for a cumulative period of 180 days in any twelve-month period, where such disability cannot be reasonably accommodated absent undue hardship.

“Good Reason” after a Change in Control shall mean the occurrence of any of the following events, without Grantee’s prior written consent:

The substantial reduction of (1) Grantee’s aggregate base salary, (2) Grantee’s Incentive Pay Eligibility, or (3) the benefits for which Grantee was eligible, in each case, in effect immediately prior to a Change in Control; unless, however, in the case of subclause (3) only, such reduction is due to an across-the-board reduction applicable to all senior executives of the Company and any Successor, and the benefits available to Grantee after such across-the-board reduction are no less favorable than those available to similarly-situated executives of the Company and such Successor;

The permanent relocation of Grantee’s primary workplace to a location more than thirty (30) miles away from Grantee’s workplace in effect immediately prior to a Change in Control; or

Failure of any successor to, or assignee of, the Company to assume the duties and obligations of the Company under this Agreement pursuant to Paragraph 13 hereof.

“Good Reason” prior to a Change in Control shall mean the occurrence of any of the following events, without the Grantee’s prior written consent:

The substantial reduction of (1) Grantee’s aggregate base salary, (2) Grantee’s Incentive Pay Eligibility, or (3) the benefits for which Grantee was eligible, in each case, in effect as of the Grant Date and as may be increased from time to time, unless, however, in the case of subclause (3) only, such reduction is due to an across-the-board reduction applicable to all senior executives of the Company, and the benefits available to Grantee after such across-the-board reduction are no less favorable than those available to similarly-situated executives of the Company; or

The permanent relocation of Grantee’s primary workplace to a location more than thirty (30) miles from Grantee’s workplace in effect on the Grant Date.

“Incentive Pay Eligibility” shall mean the aggregate amount of any cash compensation derived from any bonus, incentive, performance, profit-sharing or similar agreement, policy, plan or arrangement of the Company that Grantee is eligible to receive based upon the attainment of 100% target or quota with respect to any one year; provided, however that Incentive Pay Eligibility shall exclude any commission or bonus calculated on the basis of sales or bookings that Executive is eligible to received under the Company’s 2004 Global Sales Incentive Compensation Plan or any successor plan thereto (“Sales Plan”), but will include any bonus calculated on the basis of (i) corporate objectives applicable to all executives of the Company (if specified in the Sales Plan) and (ii) any quarterly bonus calculated on the basis of quarterly quota achievement specified in the Sales Plan, assuming achievement of the greater of (x) 100% of the quarterly quota or (y) the actual percentage of the quarterly quota achieved prior to the Termination Date.

“Successor” shall mean any successor to the Company (whether direct or indirect, by Change in Control, operation of law or otherwise), including but not limited to any successor (whether direct or indirect, by Change in Control, operation of law or otherwise) to, or ultimate parent entity of any successor to, the Company.

Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Award shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Non-Transferability.  This Award is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

Tax Withholding.  The Company intends to meet its minimum tax withholding obligation by withholding from shares of Stock to be issued to the Grantee.

No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award to continue the Grantee in employment and neither the Plan nor this Award shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Successors and Assigns.  The Company will require its respective assign and Successors to expressly assume this Award and to agree to perform hereunder in the same manner and the same extent that the Company would be required to perform if no such succession or assignment had taken place.  Regardless of whether such an agreement is executed, this Award shall inure to the benefit of, and be binding upon, the Company’s Successor and assigns and Grantee’s heirs, estates, legatees, executors, administrators, and legal representatives.